Exhibit 5.1

June 1, 2011

Alpha Natural Resources, Inc.

Guarantors listed on Schedule I hereto

c/o Alpha Natural Resources, Inc.

One Alpha Place

P.O. Box 2345

Abingdon, Virginia 24212

Ladies and Gentlemen:

We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with its offering pursuant to a registration statement on Form S-3 (No. 333-165473) (the “Registration Statement”) and the prospectus dated March 15, 2010, as supplemented by the prospectus supplement dated May 18, 2011 (together, the “Prospectus”), of $800,000,000 aggregate principal amount of its 6% Senior Notes due 2019 and $700,000,000 aggregate principal amount of its 6.25% Senior Notes due 2021 (together, the “Securities”). The Securities were issued under an indenture dated as of June 1, 2011 (the “Base Indenture”), among the Company, the Company’s subsidiaries listed on Schedule I hereto, as guarantors (the “Guarantors”), and Union Bank, N.A., as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of June 1, 2011 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Indenture includes the guarantees of the Securities by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the Prospectus and the documents incorporated by reference therein;

Alpha Natural Resources, Inc. et al., p. 2

(c)	an executed copy of the Indenture;

(d)	facsimile copies of the Securities in global form as executed by the Company and authenticated by the Trustee; and

(e)	copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Securities have been validly issued by the Company and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

2. The Guarantees are the valid, binding and enforceable obligations of the applicable Guarantor, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or any Guarantor, (a) we have assumed that the Company or such Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware).

Alpha Natural Resources, Inc. et al., p. 3

We hereby consent to the use of our name in the Prospectus under the heading “Legal Matters,” as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated June 1, 2011. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sandra L. Flow
Sandra L. Flow, a Partner

Schedule I

Guarantor	Jurisdiction of Organization
Alpha American Coal Company, LLC	Delaware
Alpha American Coal Holding, LLC	Delaware
Alpha Australia, LLC	Delaware
Alpha Australia Services, LLC	Delaware
Alpha Coal Resources Company, LLC	Delaware
Alpha Coal Sales Co., LLC	Delaware
Alpha Coal West, Inc.	Delaware
Alpha Energy Sales, LLC	Delaware
Alpha India, LLC	Delaware
Alpha Land and Reserves, LLC	Delaware
Alpha Midwest Holding Company	Delaware
Alpha Natural Resources, LLC	Delaware
Alpha Natural Resources International, LLC	Delaware
Alpha Natural Resources Services, LLC	Delaware
Alpha PA Coal Terminal, LLC	Delaware
Alpha Shipping and Chartering, LLC	Delaware
Alpha Sub Five, LLC	Delaware
Alpha Sub Four, LLC	Delaware
Alpha Sub One, LLC	Delaware
Alpha Sub Three, LLC	Delaware
Alpha Sub Two, LLC	Delaware
Alpha Terminal Company, LLC	Delaware
Alpha Wyoming Land Company, LLC	Delaware
AMFIRE, LLC	Delaware
AMFIRE Holdings, LLC	Delaware
AMFIRE Mining Company, LLC	Delaware
AMFIRE WV, L.P.	Delaware
Axiom Excavating and Grading Services, LLC	Delaware
Barbara Holdings Inc.	Delaware
Black Dog Coal, LLC	Virginia
Brooks Run Mining Company, LLC	Delaware
Buchanan Energy Company, LLC	Virginia
Callaway Land and Reserves, LLC	Delaware
Castle Gate Holding Company	Delaware
Coal Gas Recovery, LLC	Delaware
Cobra Natural Resources, LLC	Delaware
Coral Energy Services, LLC	Delaware
Cumberland Coal Resources, LP	Delaware
Delta Mine Holding Company	Delaware
Dickenson-Russell Coal Company, LLC	Delaware
Dickenson-Russell Land and Reserves, LLC	Delaware
Dry Systems Technologies, Inc.	Delaware
Emerald Coal Resources, LP	Delaware
Energy Development Corporation	West Virginia
Enterprise Land and Reserves, LLC	Delaware
Enterprise Mining Company, LLC	Delaware
Esperanza Coal Co., LLC	Delaware
Foundation Mining, LLC	Delaware
Foundation PA Coal Company, LLC	Delaware
Foundation Royalty Company	Delaware

I-1

Freeport Mining, LLC	Delaware
Freeport Resources Company, LLC	Delaware
Herndon Processing Company, LLC	West Virginia
Jay Creek Holding, LLC	Delaware
Kepler Processing Company, LLC	West Virginia
Kingston Mining, Inc.	West Virginia
Kingston Processing, Inc.	West Virginia
Kingston Resources, Inc.	Kentucky
Kingwood Mining Company, LLC	Delaware
Laurel Creek Co., Inc.	Delaware
Litwar Processing Company, LLC	West Virginia
Maple Meadow Mining Company	Delaware
Maxxim Rebuild Co., LLC	Delaware
Maxxim Shared Services, LLC	Delaware
Maxxum Carbon Resources, LLC	Delaware
McDowell-Wyoming Coal Company, LLC	Delaware
Mountain Merger Sub, Inc.	Delaware
Neweagle Coal Sales Corp.	Virginia
Neweagle Development Corp.	Virginia
Neweagle Industries, Inc.	Virginia
Neweagle Mining Corp.	Virginia
Nicewonder Contracting, Inc.	West Virginia
Odell Processing Inc.	West Virginia
Palladian Lime, LLC	Delaware
Paramont Coal Company Virginia, LLC	Delaware
Paynter Branch Mining, Inc.	West Virginia
Pennsylvania Land Holdings Company, LLC	Delaware
Pennsylvania Services Corporation	Delaware
Pioneer Fuel Corporation	West Virginia
Pioneer Mining, Inc.	West Virginia
Plateau Mining Corporation	Delaware
Premium Energy, LLC	Delaware
Red Ash Sales Company, Inc.	West Virginia
River Processing Corporation	Delaware
Rivereagle Corp.	Virginia
Riverside Energy Company, LLC	West Virginia
Riverton Coal Production Inc.	Delaware
Riverton Coal Sales, Inc.	West Virginia
Rockspring Development, Inc.	Delaware
Ruhrkohle Trading Corporation	West Virginia
Simmons Fork Mining, Inc.	West Virginia
Solomons Mining Company	West Virginia
Twin Star Mining, Inc.	West Virginia
Virginia Energy Company, LLC	Delaware
Wabash Mine Holding Company	Delaware
Warrick Holding Company	Delaware
White Flame Energy, Inc.	West Virginia

I-2